Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177607)of Xylem Inc. of our report dated June 22, 2016 relating to the financial statements of Sensus Worldwide Limited, which appears in this Current Report on Form 8-K/A of Xylem Inc.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
January 10, 2017